UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 3, 2015

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2015, Cornerstone OnDemand, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 50,009,898 shares of the Company’s common stock, representing 92.73% of the voting power of the shares of the Company’s common stock as of April 8, 2015, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the annual meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 23, 2015.

Proposal One – Election of Directors. The following nominees were elected as Class I directors to serve until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Robert Cavanaugh	46,132,285	135,033	3,742,580
Joseph P. Payne	45,705,370	561,948	3,742,580
Kristina Salen	46,129,010	138,308	3,742,580

Proposal 2 – Approval of an advisory resolution on named executive officer compensation. The results of the voting were 17,364,609 votes for, 28,899,585 votes against, 3,124 abstentions, and 7,847,536 broker non-votes.

Proposal 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The results of the voting were 49,825,025 votes for, 181,872 votes against, and 3,001 abstentions. There were no broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Adam Weiss
Vice President, Business Affairs & General Counsel

Date: June 4, 2015